Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of UV Flu Technologies, Inc. (the “Company”) on Form 10-Q for the period December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, to the best of each such officer’s knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 16, 2013

UV FLU TECHNOLOGIES, INC

By:	/s/ John J. Lennon
Name:	John J. Lennon
Title:	President, Chief Financial Officer and
Chairman of the Board
(Principal Executive Officer)

By:	/s/ John J. Lennon
Name:	John J. Lennon
Title:	President, Chief Financial Officer and
Chairman of the Board
(Principal Financial Officer and Principal
Accounting Officer)